                                        Filed pursuant to Rule 424(b)(3)
                                        This pricing supplement relates to
                                        Registration Statement Nos. 33-58124
                                        and 33-51149


              Pricing Supplement No. 63 Dated October 17, 1995
                  (To Prospectus Dated November 29, 1993 and
                Prospectus Supplement Dated November 30, 1993)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
                      MEDIUM-TERM SENIOR NOTES, SERIES C
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                            MEDIUM TERM SENIOR NOTES,
                                        SERIES C

Original Issue Date:                    October 20, 1995

Principal Amount:                       $2,500,000

Interest Rate Basis:                    [ ] Commercial Paper Rate
                                        [ ] Prime Rate
                                        [ ] Federal Funds Rate
                                        [X] LIBOR
                                          [X] Telerate Screen Project 3750
                                          [ ] Reuters Screen LIBO Page
                                        [ ] Treasury Rate
                                          2 Year Treasury Constant Maturities
                                         (H.15) Telerate Screen Page 7055

Index Maturity:                         Quarterly

Spread:                                 3 Month Libor + 60 Basis Points

Initial Interest Rate:                  To Be Determined

Regular Record Dates:                   15 calendar days prior to Interest
                                        Payment Dates


Interest Determination Dates:           Second London Business Day Preceding
                                        the Interest Reset Date

Interest Payment Dates:                 Third Wednesday of September, December,
                                        March, and June

Interest Reset Dates:                   Third Wednesday of September, December,
                                        March, and June

Specified Currency in which             U.S. Dollars
Denominated:

Stated Maturity:                        October 20, 2000

Issue Price (As a Percentage of         100%
Principal Amount):

Redemption and Early                    The Note cannot be redeemed
Repayment Provision:                    prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certificated Note(s)